                                                                      Exhibit 10

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent auditors" in the Post- Effective Amendment No. 11 to the Registration Statement (Form N-4 No. 333-36304) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life Variable Annuity Account N, and to the use therein of our reports dated (a) February 6, 2004, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2004, with respect to the financial statements of Lincoln Life Variable Annuity Account N.


                                                               /s/ Ernst & Young



Fort Wayne, Indiana
April 12, 2004